UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2016

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(866) 809-4553

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

San Juan Basin Royalty Trust (the “Trust”) is filing this Amendment No. 1 to the current report on Form 8-K originally filed by the Company on November 29, 2016 (the “Original Report”) to include additional disclosure under Item 5.07 regarding the final voting results of the Trust’s special meeting of its unit holders held on Monday, November 21, 2016 (the “Special Meeting”), and to include additional disclosure under Items 8.01 and 9.01 related to a press release announcing the final voting results.

Except for the following disclosures, this amendment does not modify or update any other disclosures contained in the Original Report. This amendment supplements and does not supersede the Original Report and, accordingly, should be read in conjunction with the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The preliminary voting results of the Special Meeting, as previously announced in the Original Report, were certified without any changes as the final voting results on December 1, 2016, by First Coast Results, Inc., the independent inspector of election of the Special Meeting.

Item 8.01. Other Events.

On December 1, 2016, the Trust issued a press release entitled “San Juan Basin Royalty Trust Unit Holders Reject Southwest Bank’s Takeover Proposals,” announcing the certified results of the Special Meeting.

A copy of the press release issued by the Trust is filed herewith as Exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	Press Release, dated December 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date: December 1, 2016	By:	/s/ Joshua R. Peterson
Joshua R. Peterson
Vice President and Senior Trust Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 1, 2016.

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